UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: July 11, 2007

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2611-13, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company’s wholly-owned subsidiary, Expert Network (Shenzhen) Company Limited (“Expert Network”), entered into a contract (the “Contract”) with Suizhou City Information Administration Centre, a Chinese corporation (“Suizhou IAC”) to construct an e-government system for the Suizhou City Government, located in Hubei Province, China. Pursuant to the Contract, the Company has been engaged to provide services for the design and implementation of the following systems:

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Hardware Platform Integration

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Security Platform

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Application Platform

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Unified Administration Approval System

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Portal Website

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Coordinated Office System

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Calling Center

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Geographical Information System

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Information Database

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Emergency Commanding System

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Auxiliary Decision System

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Finance Monitoring System

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Social Medical Security Information System

Under the terms of the Contract the project is scheduled to commence in December 2007 and is expected to be completed approximately 30 months from the start date. Total fees payable to the Company for all phases of the Contract are RMB172,413,000, or approximately US $22,757,187.  The net contract sum, after excluding hardware purchases to be made on behalf of the customer and PRC business tax, is RMB147,165,854, or approximately US $19,424,758.

Other than the Contract, there is no material relationship between the Company or its affiliates and Suizhou IAC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)

The following exhibits are filed herewith:

10.66.

Main Contract, dated as of July 11, 2007, by and between Expert Network (Shenzhen) Company Limited and Suizhou City Information Administration Center.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /s/ Fu Wan Chung, Simon

Chief Financial Officer and Director

Date: July 16, 2007